SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K
                          CURRENT REPORT


                 Pursuant to Section 13 or 15(d)
              Of The Securities Exchange Act of 1934


Date of Report (date of earliest event reported):

                         September 30, 1997
                       ______________________



                       WESTWOOD CORPORATION
      (Exact name of registrant as specified in its charter)


           Nevada                0-19381          87-0430944
____________________________   ___________    __________________
(State or other jurisdiction   (Commission    (I.R.S. Employer
 of incorporation)             File Number)   Identification No.)


5134 South Yale Avenue, Suite 1100, Tulsa, Oklahoma     74135
_________________________________________________________________
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:  918/524-0002


12437 East 60th Street, Tulsa, Oklahoma 74146
_________________________________________________________________
(Former name or former address if changed since last report.)

                       WESTWOOD CORPORATION

                          CURRENT REPORT

                             FORM 8-K

ITEM 2.   Acquisition or Disposition of Assets.

          On September 30, 1997, Westwood Corporation (the "Company") sold 100% of the issued and outstanding common shares of its wholly owned subsidiary, Rox Corp., an Oklahoma corporation ("Rox Corp."). The shares were purchased by Roxtec Holding AB, a Swedish limited liability company ("Roxtec") pursuant to the terms and conditions of the Stock Purchase Agreement (the "Agreement") by and between the Company and Roxtec, dated September 30, 1997. Of the Purchase Price of $850,000, as defined in the Agreement, $765,000 was paid in cash at closing. The Purchase Price may be adjusted based upon the Rox Corp. balance sheet as of the close of business on September 30, 1997, as compared to the balance sheet as of June 30, 1997. The sum of $85,000 was withheld by Roxtec until adjustment of the Preliminary Purchase Price, as provided in the Agreement. The Purchase Price paid by Roxtec was approximately sixteen times the net book value of Rox Corp. on June 30, 1997. As an additional requirement for closing the transaction, Roxtec repaid, or caused to be repaid, all loans from Rox Corp. to the Company or its affiliates, totaling $1,666,185.

          Pursuant to a license agreement covering the United States and Mexico, by and between Roxtec and Rox Corp. (the "License Agreement"), Rox Corp. manufactured and distributed safety cable sealing and transit systems manufactured by Roxtec. The Roxtec System is primarily designed to protect electrical and transmission cables from damage caused by fire, smoke, gas and water. Roxtec, the trade name used for this safety cable sealing and transit system product line, was marketed to major ship construction yards as well as to numerous repair yards located throughout the country.

          The License Agreement was originally entered into with Roxtec in January of 1992 and had a termination date scheduled for January, 2002. The Company was recently informed by officials of Roxtec that Roxtec had made a corporate decision to take over distribution of its products in major world markets and, as a result of such decision, would not be renewing the License Agreement with Rox Corp. in January of 2002. In conjunction with receipt of this information, Roxtec made an unsolicited offer to buy Rox Corp. with subsequent negotiations culminating in the Agreement. The Company's Board looked at several factors in determining to sell Rox Corp. at this time, including the fact that substantial additional expenditures would be required to expand markets in the United States with a limited time remaining with the License Agreement in which to recognize revenues and profits from expansion expenditures. Additionally, the sale price received for Rox Corp., plus the immediate payment of Rox Corp.'s indebtedness to the Company and its subsidiaries, resulted in a cash flow of $2,431,184, of which $2,000,000 was used to pay down the Company's credit line at NationsBank, with the remaining $431,184 as working capital primarily projected for use in the Company's electrical generation subsidiary in Dallas, Texas. The Directors determined that the price received for Rox Corp. was fair and that the Company can maximize its business potential by concentrating on the electrical generation markets.

          On an interim basis to facilitate the acquisition, NMP Corp., the Company's subsidiary located in Tulsa, Oklahoma, has entered into an Administrative Services Agreement with Rox Corp., to provide transition services and facilities to Rox Corp. on a month-to-month basis including office and warehouse space, telephone, computer, human resources and engineering services.
In consideration of these services, Rox Corp. will pay a monthly fee of $11,023 per month. Either party can terminate the Administrative Services Agreement upon sixty (60) days notice except that NMP Corp. agreed not to terminate such services before January 31, 1998. The services provided, and the consideration to be received, are identical to those provided based on the current inter-corporate expense allocation determined by NMP Corp. and Rox Corp.

          Michael A. McKee, President of Rox Corp., will continue to serve as President of Rox Corp. pursuant to an Employment Agreement entered into with Roxtec on the date of closing. Michael A. McKee is the son of Ernest H. McKee, the Company's President and Chief Executive Officer. Michael A. McKee's compensation and benefits with Rox Corp. were negotiated independently between himself and Roxtec in conjunction with the acquisition.

ITEM 7.   Financial Statements and Exhibits.

          (c) Exhibits: Attached as Exhibit A is a copy of the Stock Purchase Agreement I, dated September 30, 1997.



                            SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


DATED:  October 14, 1997.        WESTWOOD CORPORATION


                                 By:  /s/ Paul R. Carolus
                                    ____________________________
                                    Paul R. Carolus,
                                      Chief Financial Officer
                                      and Treasurer

                           EXHIBIT "A"

                    STOCK PURCHASE AGREEMENT I




This Agreement is entered into on September 30, 1997, by and between Roxtec Holding AB, reg. No. 556481-8499, a Swedish limited liability company with its registered office at Box 540, 371 23 Karlskrona, Sweden, duly incorporated and registered under the laws of Sweden (the "Buyer") and Westwood Corporation., a company with offices in Tulsa, Oklahoma, duly incorporated and existing under the laws of the State of Nevada, (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties".


WITNESSETH

WHEREAS, the Seller is the owner of 500 shares (the "Shares") with a par of value of USD 1.00 per share in ROXCORP, a company with its registered office at 2300 Williams Center Tower II, Two West Second Street, Tulsa, Oklahoma, 74103-3136, duly incorporated and existing under the laws of the State of Oklahoma (the "Company"), representing 100 percent of the issued share capital of the Company and;

WHEREAS, the Seller has offered to sell the Shares to the Buyer and the Buyer desires to purchase the Shares.


NOW THEREFORE

In consideration of the premises and the mutual promises made herein, and in consideration of the representations, warranties and the covenants contained herein, the Parties agree as follows.


1.   PURCHASE AND SALE OF SHARES

     Pursuant to the terms and conditions set forth herein, the Seller hereby agrees to sell the Shares to the Buyer and the

Buyer agrees to purchase the Shares from the Seller for the consideration specified in Section 2 and Section 3.


2.   PURCHASE PRICE

2.1 The Buyer agrees to pay to the Seller at the Closing (as defined in Section 6.1) USD seven hundred and sixty five thousand (765,000) (the "Preliminary Purchase Price") in cash by wire transfer. The Preliminary Purchase Price, plus USD eighty five thousand (85,000) which sum the Buyer withholds (the "Withheld Amount") up until the adjustment of the Preliminary Purchase Price is made in accordance with Sections 2.2 - 2.5, is based on the Company's net book value of the Company's assets and liabilities (the "June Net Book Value") as shown in the attached balance sheet of the Company dated June 30, 1997, Exhibit 2.1.b (the "June Balance Sheet").

2.2 Within fourteen days after the Closing Date (as defined in Section 6.1), the Buyer will prepare and deliver to the Seller a draft balance sheet (the "Draft Closing Balance Sheet") for the Company as of the closing of business on the Closing Date. The Buyer will prepare the Draft Closing Balance Sheet in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent with the preparation of the June Balance Sheet. In regard to the following three items of presentation, however, the Parties agree that (i) the reserve for slow moving and obsolete inventory shall remain the same as presented in the June Balance Sheet, i.e., USD 30,000, (ii) the reserve for taxes shall be determined as it was in the June Balance Sheet, i.e., at a 38 per cent rate and (iii) yearly commission based on contract commission sales to employees of the Company are not reflected in the June Balance Sheet, but a reserve for such commission based on contract commission sales to employees of the Company should be made in the Closing Balance Sheet, as defined in Section 2.3, for an amount not exceeding
USD 25,000. The Buyer will at the Seller's request make the work papers and back-up materials used in the preparation of the Draft Closing Balance Sheet available to the Seller and its accountants. The Seller shall within five days inform in writing the Buyer whether or not the Seller agrees to the Draft Closing Balance Sheet.

2.3 If the Seller has any objections to the Draft Closing Balance Sheet, the Seller's objections shall also include a detailed statement describing its objections. The Parties shall use reasonable efforts to resolve any such objections between themselves. If the Parties are not able to resolve the issue within five days after the Buyer has received the statement of objections, either Party may on behalf of the Parties appoint the accounting firm Price Waterhouse in New York, USA. The appointed accounting firm shall act as an expert for the benefit of the Parties and its conclusions which shall be given within a thirty day period from the date of its appointment shall be conclusive and binding upon the Parties. The fees and expenses for any work conducted by the accounting firm shall be born by the Parties in equal shares. The Draft Closing Balance Sheet agreed upon pursuant to Section 2.2 or 2.3 is referred to herein as the "Closing Balance Sheet".

2.4  The Preliminary Purchase Price shall be adjusted as follows.

     (i) If the excess of assets over liabilities as shown on the Closing Balance Sheet (the "Closing Net Book Value") exceeds the June Net Book Value, the Buyer shall pay to the Seller an amount equal to such excess in cash by wire transfer within three business days after the date at which the Closing Balance Sheet was finally determined.

     (ii) If the Closing Net Book Value is less than the June Net
Book Value, the Seller shall pay to the Buyer an amount equal to such deficiency in cash by wire transfer within three business days after the date at which the Closing Balance Sheet was finally determined.

     The Preliminary Purchase Price adjusted in accordance with this Section 2.4 is referred herein as the "Purchase price".

2.5 The adjustment of the Preliminary Purchase Price as set forth in Section 2.4 shall, if applicable, be set off against the Withheld Amount. This shall for example mean that if the Seller shall repay USD 50,000 under Section 2.4 the Buyer shall release USD 35,000 of the Withheld Amount to the Seller. To the extent the adjustment of the Preliminary Purchase Price is not set off against the Withheld Amount, the Buyer shall pay such part of the the Withheld Amount to the Seller at the same time as the adjustment of the Preliminary Purchase Price is made in accordance with Section 2.4.

3.   REPAYMENT OF LOAN

     The Buyer shall arrange for the Company to repay the Seller and the Seller's affiliates all their respective loans to the Company as shown in the Closing Balance Sheet (the "Loan"). An affiliate shall mean an entity which controls the Seller, is under the control of the Seller, or is under common control with such the Seller (the "Affiliate"). The Seller shall not later than two working days before the Closing Date in writing present to the Buyer the sum to which the Seller warrants and represents is the Loan at the Closing Date; including all accrued interest, fees and any other amounts related to such loan or the repayment thereof. The Seller shall at the Closing release and cause the Affiliates to release the Company from any and all security interests in any and all of the Company's property and deliver, if applicable, any promissory note(s) and any other documentation evidencing the Loan and in writing issue evidence of the repayment of the Loan.


4.   CONDITIONS TO THE BUYER'S OBLIGATIONS

     The purchase of the Shares by the Buyer from the Seller on the Closing Date is conditioned upon the satisfaction or waiver, at or prior to the Closing, of all the following conditions.

4.1 The Buyer shall on behalf of the Company have secured in writing a new employment agreement with the key-employee, Mike
McKee on terms acceptable to the Buyer.

4.2 The Buyer shall have secured in writing, on terms acceptable to the Buyer, third party financing enabling the Buyer to fulfil its obligation set forth in Section 3.

4.3 The Company shall have entered into a transition agreement with the Seller and/or any Affiliate concerning services to be rendered to the Company on terms acceptable to the Buyer.

4.4 The license agreement between the Buyer and NMP Corp. shall be terminated at the Closing Date without further obligations on the parties and this termination shall be verified in writing by NMP Corp. and the Buyer.

4.5 The Seller shall have caused all agreements which have been entered into by the Seller or any Affiliate concerning products or services in relation to the licence agreement mentioned under
Section 4.4. to be validly assigned to the Company.

4.6 The Buyer and its representatives shall be entitled from the date first written above and through the Closing to review the properties, books and records and ask questions to the employees of the Company (the "Due Diligence"). The Seller shall cause the Company (i) to permit the Buyer and its representatives to have reasonable access to the premises of the Company to conduct the Due Diligence. The Buyer's obligations, as set forth above in the beginning of this Section 4, are conditioned upon that the result of the Due Diligence is satisfactory to the Buyer.

4.7 The representations, warranties and covenants of the Seller contained herein shall be true and correct in all material aspects on and as of the Closing Date with the same effect as though such representations, warranties and covenants had been made on and as of the Closing Date.

4.8 Each and all of the agreements of the Seller to be performed at or prior to the Closing pursuant to the terms hereof shall have been duly performed in all material aspects.

4.9 No court or other government body or public authority shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

4.10 All governmental and other consents and approvals necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.


5.   CONDITIONS TO THE SELLER'S OBLIGATIONS

     The sale of the Shares by the Seller to the Buyer on the Closing Date is conditioned upon the satisfaction or waiver, at or prior to the Closing, of all the following conditions.

5.1 The representations and warranties of the Buyer contained herein shall be true and correct in all material aspects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

5.2 Each and all of the agreements of the Buyer to be performed at or prior to the Closing pursuant to the terms hereof shall have been duly performed in all material aspects.

5.3 No court or other government body or public authority shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

5.4 All governmental and other consents and approvals necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.


6.   CLOSING

6.1  The consummation of the transaction agreed to herein (the
"Closing") shall take place on September 30, 1997 (the "Closing
Date"), at the offices of Mannheimer Swartling Advokatbyra LLP located at 101 Park Avenue, New York at 09.00 hours.

6.2 At the Closing, the Buyer shall pay to the Seller the Preliminary Purchase Price and deliver the certificate referred to in Section 10.2. and arrange for the Company to repay the Loan. The Seller shall at the same time deliver to the Buyer the share certificates representing the Shares duly endorsed in blank or accompanied by duly endorsed assignment documents, the minute book and share ledger and the certificate referred to in
Section 9.3 and release and cause the Affiliates to release the Company from any and all security interests in any and all of the Company's property and deliver, if applicable, any promissory note(s) and any other documentation evidencing the Loan. Each of the Parties undertakes to deliver at Closing such other documents which the other party may reasonably require in connection with the Closing.

6.3 The Seller undertakes to cause all members of the board of directors of the Company to resign from their positions, unless the Buyer instructs the Seller otherwise no later than ten days prior to the Closing Date, and to waive any claims of any nature whatsoever against the Company.


7.   REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants the following.

7.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company has an authorized capitalization of 500 shares with par value of USD 1.00 per share. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable.

7.2 The Seller is the lawful owner of the Shares free and clear of all liens, encumbrances, restrictions and claims of every kind and the Seller has full legal right, power and authority to sell, assign, transfer and convey the Shares. The Seller is not bound by any commitment of any kind relating to the Shares, whether by conversion, exchange, option, warrant or otherwise.

7.3 The execution, delivery and performance of this Agreement and the hereto referred documents have been duly authorized by the Seller, NMP Corp. and any Affiliate and Nations Bank and constitute binding obligations of, and is enforceable against, the Seller, NMP Corp. and any Affiliate and Nations Bank in accordance with its respective terms and does not (i) violate the Articles of Incorporation or the By-Laws of the Seller or the Company, (ii) conflict with or violate any law, rule, regulation, order, writ, decree, judgment, injunction or award applicable to the Company or the Seller and (iii) will not result in a violation or breach of, or constitute a default under, any agreement to which the Seller or the Company is a party or by which either of their respective assets are bound.

7.4 The Seller has furnished Buyer with the June Balance Sheet and the financial statements set forth in Exhibit 7.4. Such financial statements, except as indicated therein, have been prepared in accordance with GAAP and give a true and fair view of the financial position and results of the operations of the Company as of said dates and for said periods.

7.5 The Company has conducted its business at all times in accordance with, and has complied with, applicable local, state, federal and foreign laws relating to its operations and business and the Company is in compliance with all applicable laws, regulations, orders, judgements and decrees applicable to the conduct of its business, including applicable zoning and environmental laws affecting the Company's business.

7.6 The Company has good title to all its properties and assets, including, without limitation, all the properties and assets reflected in the June Balance Sheet and specified in
Exhibit 7.6 A and B subject to no encumbrance, lien, charge or other restriction of any kind, except for such restrictions reflected in the June Balance Sheet or Exhibit 7.6 A and B. The Company's properties and assets are in good working order and condition, ordinary wear and tear excepted.

7.7 All agreements, contracts, commitments, leases, purchase orders, sales orders, proposals or understandings, whether written or oral, which are of importance to the Company are listed in Exhibit 7.7 and are hereinafter referred to as the "Material Agreements". The Material Agreements are in full force and effect, valid and enforceable in accordance with their respective terms. With respect to the Material Agreements no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration under such Material Agreement.

7.8 The Company has not entered into any agreements with its employees relating to profit sharing, stock options or similar arrangements, except as set forth in Exhibit 7.8.

7.9 The Company has, subsequent to the repayment of the Loan and in respect of the Seller and the Affiliates, no further obligation to make any payment or to fulfil any other obligation, except as specified in Exhibit 7.9.

7.10 There is no action, suit or proceeding at law or in equity or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending, or, threatened against the Company which could have a material adverse effect on the business, financial condition or results of operations of the Company.

7.11 Set forth in Exhibit 7.11 is a list of the domestic and foreign patent applications, patent licenses, software licenses, trade names, trademarks, service marks, trademarks registrations and applications, mask works, service mark registrations and applications, copyright registrations and applications and all other intellectual property rights owned by the Company which is used in the operation of the Company (collectively, the "Intellectual Property"). Unless otherwise indicated in Exhibit 7.11, the Company owns the entire right, title and interest in and to the Intellectual Property including, without limitation, the exclusive right to use and license the same. There are no pending proceedings or litigation or other adverse claims made in writing affecting or with respect to the Intellectual Property.

7.12 Attached hereto as Exhibit 7.12 is a list of all policies of property and casualty, fire, extended coverage, public and products liability and all other kinds of insurance held by the Company. Said policies are in full force and effect, and the Company is not delinquent with respect to any premium relating thereto. The Seller shall cause the Company to keep or such policies duly in force through the Closing Date.

7.13 For purposes of this Agreement, "Employee Benefit Plan" means any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained for the benefit of the employees of the Company, and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation, maintained for the benefit of the employees of the Company. Each Employee Benefit Plan has at all times been administered in all material respects in accordance with its terms, and the Company has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company and all Employee Benefit Plans are and at all times have been in compliance in all material respect with the currently applicable provisions of law, including ERISA and the U.S. Internal Revenue Code, as amended, and the U.S. Treasury Regulations promulgated under it (the "Code"), and each Employee Benefit Plan intended to qualify under Section 401(a) of the Code has at all times been so qualified.

     There are no investigations by any governmental entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans), suits or proceedings against or involving any Employee Benefit Plan that would, if adversely determined, give rise to a material liability.

     The Company has not in the past, maintained or contributed to any employee benefit plan subject to Section 412 of the Code or Title IV of ERISA.

     There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding any obligations or liabilities related to benefits mandated by applicable law, including, but not limited to, continuation coverage required to be provided under Section 498OB of the Code. Title I, Subtitle B,
Part 6 of ERISA or state law and insurance conversion privileges under state law.

     No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company that would subject the Company to any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

7.14 As used in this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including, without limitation, income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. "Tax Returns" shall mean all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

     The Company has timely filed or will timely file all Tax Returns and reports required to be filed by it on or before the Closing Date and has timely paid or will timely pay all Taxes required to be paid by it on or before the Closing Date, and the financial statements of the Company reflect an adequate reserve for all Taxes payable by the Company for all taxable periods and portions thereof through the Closing Date. No audit of any tax return of the Company by any governmental authority is in progress, nor has the Company received any written notice of any pending or threatened audit; no deficiencies for any Taxes have been proposed, asserted, threatened or assessed against the Company and no waivers of the time to assess any such Taxes have been requested or granted.

7.15 Copies of the Company's Articles of Incorporation and By-Laws as set out in Exhibit 7.15.1 and Exhibit 7.15.2 are complete, correct and current in all material respects. The Company's minute books (containing the records of meetings of the stockholders of the Company and the board of directors), the stock certificate books and the stock record books are complete and correct.

7.16 No dividend or other payment in respect of the Shares has been declared or paid by the Company.

7.17 The Company's accounts receivable are bona fide accounts and have not been diminished in any manner other than by cash collections and write-offs in the ordinary course of business. All accounts receivable reflected in the Closing Balance Sheet will be fully collected up to the book value within 120 days from the Closing. If all accounts receivable are not then fully collected, the Buyer's sole remedy is set forth in Section 12.3.

7.18 No representation or warranty herein, and no document provided or hereafter provided to the Buyer by or on behalf of the Seller or the Company, has contained or will contain any untrue statement of a material fact or has omitted or will omit to state a material fact.

7.19 Neither the Seller nor the Company is aware of any facts or circumstances relating to the affairs of the Company which have not been disclosed might reasonably have been expected to influence the decision of the Buyer to purchase the Shares on the terms contained in this Agreement.

7.20 No agent, broker, person or firm acting on behalf of the Seller or the Company, is or will be, entitled to any commission or broker's or finder's fees from the Seller or the Company in connection with any of the transactions contemplated herein.

     The warranties and representations given above shall be separate and independent. No representation, warranty or covenant of the Seller set forth in this Agreement shall be deemed waived or otherwise affected by the Buyer's Due Diligence or any other commercial or financial analysis, or any inquiry or investigation which the Buyer, its advisors, auditors or representatives may take with respect to the Company.


8.   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants the following.

8.1 The Buyer is a corporation duly organized and existing under the laws of Sweden, having all corporate power and authority to carry on its business as now conducted and to enter into this Agreement and to consummate the transactions contemplated thereunder.

8.2 The Buyer is not prohibited or restrained by its Articles of Incorporation, By-Laws or other agreements to which it is a party from entering into this Agreement and consummating the transactions contemplated herein, and the Agreement and such transactions have been duly authorized by all necessary corporate action.

8.3 The execution, delivery and performance of this Agreement has been duly authorized by the Buyer and constitute binding obligations of, and is enforceable against, the Buyer in accordance with its respective terms and does not (i) violate the Articles of Incorporation or the By-Laws of the Buyer,
(ii) conflict with or violate any law, rule, regulation, order, writ, decree, judgment, injunction or award applicable to the Buyer and (iii) will not result in a violation or breach of, or constitute a default under, any agreement to which the Buyer is a party or by which its assets are bound.

8.4 The Buyer understands and acknowledges that the Shares are not registered, and represents and warrants that it is entering into this transaction for investment purposes and not with a view to public distribution.

8.5 No agent, broker, person or firm acting on behalf of the Buyer is, or will be, entitled to any commission or broker's or finder's fees from the Buyer in connection with any of the transactions contemplated herein.

     The warranties and representations given above shall be separate and independent.

9.   COVENANTS OF THE SELLER

     The Seller covenants the following.

9.1 During the period from the date of this Agreement through the Closing Date, the Seller covenants to use its best efforts to cause the Company to conduct its business diligently and only in the ordinary course, and the Seller will use its best efforts to preserve the business organization intact and to maintain and preserve the Company's business relationships with third parties. Furthermore, the Seller will consult with the Buyer before making decisions in any matters of material importance to the Company.

9.2 From the date hereof until the Closing Date, the Seller will use its best efforts to maintain its representations, warranties and covenants contained in this Agreement true and correct and will refrain from any activity or transaction which would be inconsistent with any of its representations, warranties and covenants. The Seller shall at Closing release the Company from any and all liens and corporate guarantees relating to the Seller's credit line with NationsBank as mentioned in Section 7.2 and submit an written confirmation thereof from NationsBank.

9.3 On the Closing Date, the Seller shall deliver to the Buyer a certificate in the form of Exhibit 9.3 executed by the Seller as to the truthfulness and correctness of all of the representations, warranties and covenants contained in Sections 7 and 9 as of said Closing Date.

9.4 The representatives of the Buyer shall from the day first above written through the Closing Date have full access to the Company's premises, records and books at any time during reasonable office hours, from now on and after the date hereof for inspection, review or copying, and the Seller shall render or cause to be rendered such assistance and cooperation as the Buyer may reasonably request.

9.5 The Seller shall apply and see to that NMP Corp. apply with the appropriate authority to assign to the Company any and all applications for permits, authorizations or licenses which the Seller and NMP Corp. have applied for in their names for the benefit of the Company.

9.6  The Company will not, from this day through the Closing
Date, declare or pay any dividend or make any other distribution to its stockholders or acquire, purchase or redeem any of its share capital.

9.7  The Company will not, from this date through the Closing
Date, amend its Articles of Incorporation or the By-Laws.


10.  COVENANTS OF THE BUYER

     The Buyer covenants the following.

10.1 From the date hereof until the Closing Date, the Buyer will use its best efforts to maintain its representations, warranties and covenants contained in this Agreement true and correct and will refrain from any activity or transaction which would be inconsistent with any of its representations, warranties and covenants.

10.2 At the Closing, the Buyer shall deliver to the Seller a certificate in the form of Exhibit 10.2 executed by the Seller as to the truthfulness and correctness of all of the representations, warranties and covenants contained in Sections 8 and 10 as of said Closing Date.


11.  TERMINATION OF AGREEMENT

11.1 The Buyer may terminate this Agreement by written notice to the Seller at any time prior to Closing

     (i) if the Seller has breached any representation, warranty or covenant in this Agreement in any material respect and the Buyer has notified the Seller of the breach and the breach has continued without cure for a period of ten days after such notice, or

     (ii) if any one of the conditions to the Buyer's obligations in Section 4 is not fulfilled and such failure is not primarily the result of the Buyer itself breaching any representation, warranty or covenant in this Agreement.

11.2 The Seller may terminate this Agreement by written notice to the Buyer at any time prior to Closing

     (i) if the Buyer has breached any representation, warranty or covenant in this Agreement in any material respect and the

Seller has notified the Buyer of the breach and the breach has continued without cure for a period of ten days after such notice, or

     (ii) if any one of the conditions to the Seller's obligations in Section 5 is not fulfilled and such failure is not primarily the result of the Seller itself breaching any representation, warranty or covenant in this Agreement.

11.3 In the event that this Agreement is terminated pursuant to this Section 11, all further obligations of the parties hereto under this Agreement shall terminate without further liability or obligation of either party to the other party hereunder, all costs to be borne by the party incurring the cost.


12.  INDEMNIFICATION

12.1 All of the representations, warranties and covenants of the parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect forever thereafter.

12.2 The Seller shall indemnify, defend and hold harmless the Buyer from and against the cost of any and all claims, damages, losses, liability, deficiencies, actions, suits, proceedings, costs or legal expenses (including reasonable attorneys fees) arising out of or resulting from (i) any breach of a representation, warranty or covenant by Seller contained in this Agreement, (ii) events occurring in the course of or relating to the Company's business prior to Closing which are not disclosed in this Agreement, (iii) a liability finally determined for Taxes that relates to periods up to and including the Closing to the extent that such Taxes were not paid prior to the Closing, (iv) a liability determined for the period prior to Closing concerning any claim in respect of the Intellectual Property.

12.3 The Seller shall, however, not be liable to indemnify the Buyer for not collected accounts receivables as shown in the Closing Balance Sheet and as warranted in Section 7.17 of an amount not exceeding USD twenty five thousand (25,000). If the not collected accounts receivables exceed USD 25,000, then the Buyer shall be entitled to assign or cause to be assigned to the Seller all rights, claims, actions or causes of action which the Company may have relating to such unpaid receivables exceeding USD 25,000 and the Buyer or the Company shall in case of such assignment receive the full outstanding amount including any interest accrued thereon.

12.4 The Buyer shall indemnify, defend and hold harmless the Seller from and against the cost of any and all claims, damages, losses, liabilities, deficiencies, actions, suits, proceedings, costs or legal expenses (including reasonable attorneys fees) arising out of or resulting from any breach of a representation, warranty or covenant by Buyer contained in this Agreement and for events occurring in the course of or relating to the Company's business after the Closing with the exception for claims arising out of or in connection with the events set forth in
Section 12.2.


13.  POST CLOSING COVENANTS

13.1 In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further actions (including the execution and delivery of such instruments and documents) as any other party may request, all at the cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 12).

13.2 The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records, agreements and financial data of any sort relating to the Company. This documentation shall also include any and all documents in the possession of the Seller including, but limited to, results from any testing performed in the interest of the Company and financial documents.

13.3 The Buyer covenants that it will cause the Company to use its best efforts in accordance with the Company's ordinary procedures during the 120 days mentioned in Section 7.17 to collect all accounts receivable and refrain from granting extensions beyond those 120 days to any obligor of an account receivable.


14.  MISCELLANEOUS

14.1 The Exhibits identified in this Agreement are incorporated herein by reference and made part of the Agreement.

14.2 This Agreement supersedes any prior oral or written agreement between the parties, undertaking or representation or warranty of any kind with respect to all matters referred to herein, including the Letter of Intent entered into between the parties prior to this Agreement. It is expressly declared that no amendments hereof shall be effective unless made in writing and signed by the parties.

14.3 Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement or the transactions contemplated hereby. For the avoidance of doubt, it is explicitly agreed that no party shall assume any liability whatsoever for Taxes that may be levied on the other party in connection with the transactions contemplated hereby.

14.4 This Agreement may not be assigned by any party hereto.

14.5 Should any part of this Agreement, for any reason whatsoever, be declared invalid, illegal or incapable of being enforced in whole or in part, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, as long as the Agreement can be given effect in line with the basic intentions of the parties.

14.6 This Agreement shall be governed by the laws of the State of New York, USA.

14.7 Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association. The arbitral tribunal shall be composed of three arbitrators. The place of arbitration shall be New York, USA and the arbitration proceedings shall be conducted in the English language. The arbitrators shall award the prevailing party compensation for (i) the fees and expenses of the arbitrators; (ii) the fees and expenses of the American Arbitration Association; and (iii) reasonable attorney's fees and other reasonable expenses for legal representation of such party.

14.8 This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                    _________________________


IN WITNESS WHEREOF, the Parties have executed this Agreement at the date first written above.

Roxtec Holding AB                       Westwood Corporation

/s/  Mikael Blomquist,                  /s/  Ernest H. McKee,
       President                               President

/s/  Marc-Erik Anderson,
       Marketing Manager


                                        Attest

                                        /s/  Paul R. Carolus,
                                               Secretary/Treasurer
_________________________
By:______________________
Title:___________________